Exhibit 23.2
                                  ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated May 21, 2004, accompanying the consolidated financial statements of Measurement specialties, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2004, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




/s/ Grant Thornton LLP


New York, New York
June 28, 2004


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